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       As filed with the Securities and Exchange Commission on February 13, 2001
                                                      Registration No. 000-22874
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   ----------

                                 AMENDMENT NO. 4

                                       TO

                                    FORM 8-A

                                   ----------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            JDS Uniphase Corporation
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      (Exact Name of Registrant as Specified in Its Governing Instruments)


                        Delaware                                                    94-2579683
(State or Other Jurisdiction of Incorporation or Organization)         (IRS Employer Identification Number)


210 Baypointe Parkway, San Jose, California                         95134
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 (Address of principal executive offices)                         (Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

        Securities Act registration statement file number to which this form relates: _____________ (if applicable).

        Securities to be registered pursuant to Section 12(b) of the Act:

     Title Of Each Class                    Name of Each Exchange On Which
     To Be So Registered                    Each Class Is To Be Registered
     -------------------                    ------------------------------


     -------------------                    ------------------------------

     -------------------                    ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Stock Purchase Rights
                         -------------------------------
                                (Title of Class)


                         -------------------------------
                                (Title of Class)


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ITEM 1. Description of Registrant's Securities to Be Registered.

        On December 13, 2000, the Board of Directors of JDS Uniphase Corporation (the "Company") approved the amendment and restatement of the Company's Third Amended and Restated Rights Agreement, dated as of October 15, 1999 (the "Rights Agreement"), increasing the purchase price for each one one-thousandth of a share of Series B Preferred Stock, par value $0.001 per share, of the Company upon the exercise of a Right from $600 to $3,600. The Company's Fourth Amended and Restated Rights Agreement was made in response to changes in the market price of the Company's common stock. The Company's Fourth Amended and Restated Rights Agreement is attached hereto as an exhibit and is incorporated by reference herein.




ITEM 2. Exhibits.

EXHIBIT

NUMBER DESCRIPTION OF EXHIBIT

                1.  Fourth Amended and Restated Rights Agreement.


                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       JDS UNIPHASE CORPORATION

                                       Date: February 13, 2001

                                       By: /s/ ANTHONY R. MULLER

                                       Anthony R. Muller

                                       Executive Vice President, Chief Financial
                                       Officer



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                                    EXHIBITS



EXHIBIT

NUMBER DESCRIPTION OF EXHIBIT

                1.  Amended and Restated Rights Agreement.



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